UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
 _____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 7, 2013

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MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2013, the Board of Directors (the "Board") of Maxwell Technologies, Inc. (the “Company”) appointed David Schlotterbeck to serve as a director of the Company, effective immediately. In addition, Mr. Schlotterbeck was appointed to the Board's Audit Committee.

The Company's Certificate of Incorporation and Bylaws provide for its Board to be divided into three classes, with each class having a three-year term. Mr. Schlotterbeck will be a member of the second class of directors, with a term of office expiring at the Company's next annual meeting of stockholders expected to be held in 2013.

Mr. Schlotterbeck will participate in the Company's standard compensation program for non-employee directors, as described in the Company's proxy statement filed with the Securities and Exchange Commission on March 30, 2012, except that the number of shares to be granted as an annual restricted stock unit award will be calculated by dividing $85,000 by the closing stock price, increased from $60,000 in 2012. Mr. Schlotterbeck will also enter into the Company's standard form of indemnification agreement.

The Company issued a press release announcing the appointment of Mr. Schlotterbeck on May 8, 2013, a copy of which is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Maxwell Technologies, Inc. on May 8, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Kevin S. Royal
Kevin S. Royal
Chief Financial Officer
Date: May 8, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Maxwell Technologies, Inc. on May 8, 2013